UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2011

LIBERTY GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard, Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 220-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of June 30, 2011, Liberty Global, Inc. indirectly owns 50.2% of Telenet Group Holding NV (Telenet).  The Telenet Credit Facility, as amended, is the senior credit facility of Telenet.  On July 29, 2011, Telenet entered into a new additional facility accession agreement, the Additional Facility S Accession Agreement under the Telenet Credit Facility.  Pursuant to the Additional Facility S Accession Agreement certain lenders agreed to provide a revolving credit facility in an aggregate principal amount of €158.0 million ($227.2 million at the transaction date) (Facility S). In connection with the Additional Facility S Accession Agreement, Telenet’s existing €175.0 million ($251.7 million at the transaction date) revolving credit facility has been cancelled.  The final maturity date for Facility S will be December 31, 2016. Facility S will bear interest at a rate of EURIBOR plus 2.75%. A commitment fee of 1.10% per year of the undrawn uncancelled portion of the total Facility S commitment is payable quarterly in arrears.  Facility S may be increased in the future by entering into one or more additional facility accession agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name
4.1

Telenet Additional Facility S Accession Agreement, dated July 29, 2011, among, inter alia, Telenet International Finance S.â.r.l. as Borrower, Telenet NV and Borrower as Guarantors, The Bank of Nova Scotia as Facility Agent, KBC Bank NV as Security Agent and the financial institutions listed therein as additional Facility S Lenders, under the €2,300,000,000 Credit Agreement, originally dated August 1, 2007, as amended and restated by supplemental agreements dated August 22, 2007, September 11, 2007, October 8, 2007 and June 23, 2009, among Telenet Bidco NV (now known as Telenet NV) as borrower, Toronto Dominion (Texas) LLC as facility agent, the parties listed therein as original guarantors, ABN AMRO Bank N.V., BNP Paribas S.A. and J.P. Morgan PLC as mandated lead arrangers, KBC Bank NV as security agent, and the financial institutions listed therein as initial original lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2011

LIBERTY GLOBAL, INC.

By:	/s/ Randy L. Lazzell
Name:	Randy L. Lazzell
Title:	Vice President

Exhibit Index

Exhibit No.	Name
4.1

Telenet Additional Facility S Accession Agreement, dated July 29, 2011, among, inter alia, Telenet International Finance S.â.r.l. as Borrower, Telenet NV and Borrower as Guarantors, The Bank of Nova Scotia as Facility Agent, KBC Bank NV as Security Agent and the financial institutions listed therein as additional Facility S Lenders, under the €2,300,000,000 Credit Agreement, originally dated August 1, 2007, as amended and restated by supplemental agreements dated August 22, 2007, September 11, 2007, October 8, 2007 and June 23, 2009, among Telenet Bidco NV (now known as Telenet NV) as borrower, Toronto Dominion (Texas) LLC as facility agent, the parties listed therein as original guarantors, ABN AMRO Bank N.V., BNP Paribas S.A. and J.P. Morgan PLC as mandated lead arrangers, KBC Bank NV as security agent, and the financial institutions listed therein as initial original lenders.